UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BELMONT BANCORP.

(Exact name of Registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation or organization)

34-1376776

(I.R.S. Employer Identification No.)

325 Main Street, Bridgeport, Ohio 43912

(740) 695-3323

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Wilbur R. Roat

Belmont Bancorp.

325 Main Street, Bridgeport, Ohio 43912

(740) 695-3323

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:

Michael S. Jordan, Esq.

Schottenstein, Zox & Dunn Co., L.P.A.

41 South High Street, Suite 2600

Columbus, Ohio 43215

(614) 462-2700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	825,000	$4.33	$3,572,250	$289.00

Footnotes:

(1)	Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock of Belmont Bancorp., which were $4.40 and $4.25, respectively, per share as reported by the NASDAQ exchange on June 19, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 19, 2003

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BELMONT BANCORP.

325 Main Street

Bridgeport, Ohio 43912

(740) 695-3323

825,000 Shares of Common Stock

($0.25 par value)

This prospectus relates to the public offering, which is not being underwritten, from time to time, of up to an aggregate of 825,000 shares of common stock of Belmont Bancorp. by selling shareholders who acquired such shares in November 1999 by the purchase in a private offering of convertible preferred stock, which was converted into common shares on April 14, 2000. The selling shareholders will sell the common shares at prevailing market prices. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

Our common stock is traded on The Nasdaq SmallCap Market under the symbol “BLMT.” On June 19, 2003, the closing price of one share of our common stock was $4.25.

Investment in our common shares involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June             , 2003

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are offering to sell, and seeking offer to buy, our common shares only in jurisdictions where offer and sales of our common shares by them are permitted.

Unless the context requires otherwise, the terms “Belmont”, “we”, “our” and “us” refer to Belmont Bancorp., an Ohio corporation, and its subsidiaries. The terms “Belmont”, “we”, “our” and “us” do not include or refer to the selling shareholders.

Risk Factors

You should carefully consider the following risk factors in evaluating whether to invest in our common shares. These factors should be considered in conjunction with the other information included or incorporated by reference in this prospectus.

We have made significant loans in particular industries, which heightens our risk of loan losses.

Banks and financial institutions that lend too heavily in a particular industry are exposed to the risk of substantial loan losses if that particular industry should suffer economic hardship. The table set forth below depicts, as of March 31, 2003, the Bank’s lending on an industry-by-industry basis where the loan balance and borrower’s available credit exceed 25% of our Tier 1 capital. Our Tier 1 capital consists principally of shareholders’ equity less goodwill and a portion of deferred tax assets. As of March 31, 2003, our unaudited Tier 1 capital was $26,529,000.

Industry	Loan Balance and Available Credit
Real estate operations of non-residential buildings	$12,887,000

We face intense competition in our market area which may reduce our customer base.

Bank holding companies and their subsidiary banks are subject to vigorous and intense competition from other banking institutions and from various financial institutions and other “nonbank” or non-regulated companies or firms that engage in similar activities. We compete for deposits with other commercial banks, savings banks, savings and loan associations, insurance companies and credit unions, as well as issuers of commercial paper and other securities, including shares in mutual funds. In making loans, we compete with other commercial banks, saving banks, savings and loan associations, consumer finance companies, credit unions, insurance companies, leasing companies and other nonbank lenders.

We compete not only with financial institutions in Eastern Ohio and Northern West Virginia but also with a number of large out-of-state and foreign banks, bank holding companies and other financial and nonbank institutions. Some of these institutions are engaged in national and international operations and have more assets and personnel than we do. In addition, some of our competitors are not subject to the extensive bank regulatory structure and restrictive policies that apply to us.

The principal factors in successfully competing for deposits are convenient office locations, flexible hours, competitive interest rates and services, while those relating to loans are competitive interest rates, the range of lending services offered and lending fees. We believe that the local character of our business and our community bank management philosophy enables us to compete successfully in our market area. We anticipate, however, that competition will continue to increase in the years ahead.

Additional sales of capital stock in the future could dilute our stockholders’ ownership interests.

Our shares of capital stock eligible for future sale could have a dilutive effect on the market for our common stock and could adversely affect the market price. Our charter authorizes the issuance of up to 17,800,000 shares of common stock and 90,000 shares of preferred stock. As of April 30, 2003, we had 11,108,403 shares of common stock and no shares of preferred stock outstanding. 6,691,597 shares of common stock will be available for future issuance.

Our charter contains anti-takeover provisions that could discourage acquisitions and adversely affect the price of our stock.

Our Articles of Incorporation contain provisions that may have the effect of discouraging or impeding a tender offer, proxy contest or similar transactions involving control of Belmont, including transactions in which our stockholders might otherwise receive a premium for their shares above then-current market prices or other transactions they may deem to be in their best interest.

Ohio statutory law contains provisions that could discourage acquisitions and adversely affect the price of our stock.

Certain provisions of the Ohio Revised Code that are applicable to us may have the effect of discouraging or impeding a tender offer, proxy contest or similar transactions involving control of Belmont, including transactions in which our stockholders might otherwise receive a premium for their shares above then-current market prices or other transactions they may deem to be in their best interest. These provisions include permitting a company’s board to consider the interests of employees, suppliers, creditors and customers, general community and societal factors and the long-term and short-term interests of the company and its shareholders in deciding whether to accept or reject an offer to purchase the company. Consequently, if we were to receive an offer to purchase Belmont, our board could base its decision on whether to accept or reject the offer based on factors other than maximizing shareholder value.

We may be adversely affected by interest rate changes.

Our operating results are largely dependent upon our net interest income. Fluctuations in interest rates may significantly impact our net interest income, which is the difference between the interest income earned on earning assets (usually loans and investment securities), and the interest expense paid on deposits and borrowings. We measure the impact of our interest rate changes on our income statement through the use of gap analysis and simulation modeling, which is a way to measure and manage our sensitivity to interest rate fluctuations. However, we are unable to predict fluctuations in interest rates, which are affected by factors including inflation or deflation, recession, unemployment rates, money supply, domestic and foreign events and instability in domestic and foreign financial markets. We generally operate within guidelines set by our asset/liability policy for maximum interest rate exposure, and attempt to maximize our returns within an acceptable degree of risk. Compliance with our asset/liability policy may not be able to prevent changes in interest rates from having a material adverse effect on our results of operation and financial condition.

Our business may be adversely affected by the highly regulated environment in which we operate.

We are subject to extensive federal and state legislation, regulation, examination and supervision. Recently enacted, proposed and future legislation and regulations have had, will continue to have, or may have a material adverse effect on our business and operations. Our success depends on our continued ability to maintain compliance with these regulations. Some of these regulations may increase our costs and thus place other financial institutions in stronger, more favorable competitive positions. We cannot predict what restrictions may be imposed upon us with the adoption of future legislation.

We may be adversely affected by government monetary policy.

As a bank holding company, our business is affected by the monetary policies of the Federal Reserve System, which regulates the national money supply in order to mitigate recessionary and inflationary pressures. In setting its policy, the Federal Reserve System may utilize techniques such as engaging in open-market transactions in United States government securities, setting the discount rate on member bank borrowing, and determining reserve requirements. These techniques may have an adverse effect on our deposit levels, net interest margin, loan demand or our business and operations.

Our allowance for loan losses may prove to be insufficient to absorb potential losses in our loan portfolio.

Lending money is a substantial part of our business. However, every loan we make carries a certain risk of non-payment. This risk is affected by, among other things, the credit risks of a particular borrower, changes in economic and industry conditions, the duration of the loan and in the case of a collateralized loan, the changes and uncertainties as to the future value of the collateral.

We maintain an allowance for loan losses that we believe is appropriate to provide for any probable losses in our loan portfolio. The amount of this allowance is determined by management through a periodic review and consideration of several factors, including an ongoing review of the quality, size and diversity of our loan portfolio, evaluation of non-performing loans, historical loan loss experience and the amount and quality of collateral, including guarantees, securing the loans.

Although we believe our loan loss allowance is adequate to absorb probable losses in our loan portfolio, we cannot predict such losses or that our allowance will be adequate. Excess loan losses could have a material adverse effect on our financial condition and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

The information included or incorporated by reference in this prospectus contains various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. Readers should also carefully review any risk factors described in our reports filed with the Securities and Exchange Commission.

Various statements made in this prospectus concerning the manner in which we intend to conduct our future operations, and potential trends that may impact future results of operations, are forward-looking statements. We may be unable to realize our plans and objectives due to various important factors, including, but not limited to, the factors described below and in the disclosure under the heading “Risk Factors” above.

•	Belmont has recognized substantial loan losses in past years, principally related to loans made under the direction of prior management. The volume of classified loans remains high relative to our peers. While we have created what we believe are appropriate loan loss reserves, we could incur significant additional loan losses in future periods, particularly if general economic conditions or conditions in particular industries in which our loans are concentrated deteriorate.

•	Belmont is subject to increasingly vigorous and intense competition from other banking institutions and from various financial institutions and other nonbank or non-regulated companies or firms that engage in similar activities. Many of these institutions have significantly greater resources than we do.

•	Certain credit, market, operational, liquidity and interest rate risks associated with our business operations as well as changes in business and economic conditions, competition, fiscal and monetary policies and legislation could impact the future operations and performance of Belmont.

Use of Proceeds

The selling shareholders will receive all of the proceeds from the sale of common shares under this prospectus. We will not receive any of the proceeds from the sales by any of the selling shareholders of common shares.

Selling Shareholders

We issued the shares of common stock offered by this prospectus to the selling shareholders upon the conversion by the selling shareholders in April 2000 of shares of our preferred stock that were issued in November 1999 to the selling shareholders in connection with a private offering. In that private offering, the selling shareholders purchased 16,500 shares of convertible preferred stock for $1.65 million. The shares of preferred stock were converted into 825,000 common shares based upon the $2.00 per share offering price of our April 2000 public offering. The common shares held by the selling shareholders are treated as “restricted securities” as that term is defined in Rule 144 of the Securities Act of 1933.

The selling shareholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of these shares of common stock. Our registration of the common stock does not necessarily mean that the selling shareholders will sell all or any of the shares. We agreed with the selling shareholders to file this registration statement to register the resale of the shares of common stock, and to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which all the shares of common stock offered hereby are sold or are eligible to be sold without volume or other restriction pursuant to Rule 144 under the Securities Act of 1933.

The following table shows information, as of May 31, 2003, with respect to the beneficial ownership by each of the selling shareholders of the common stock being registered by this registration statement. The information in the table below with respect to each selling shareholder is based upon information provided by or on behalf of that selling shareholder. Because the selling shareholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling shareholders after this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned		Percent of Outstanding Common Shares(1)	Number of Common Shares Registered for Sale and Offered Hereby
W. Quay Mull, II	160,000		1.4%	160,000
Barbara P. Mull	50,000		(2)	50,000
Charles J. Kaiser, Jr.	125,000	(3)	1.1%	125,000
Dana J. Lewis	75,000	(4)	(2)	75,000
John H. Goodman, II	100,000		(2)	100,000
Marylouise Goodman	60,000		(2)	60,000
Terrence A. Lee	25,000	(5)	(2)	25,000
James R. Miller	15,000	(6)	(2)	15,000
Charles A. Wilson, Jr.	100,000	(7)	(2)	100,000
Thomas P. Olszowy	50,000	(8)	(2)	50,000
Keith A. Sommer	60,000	(9)	(2)	60,000
Mary L. Holloway Haning	5,000		(2)	5,000

(1)	Based on 11,108,403 common shares outstanding as of April 30, 2003.
(2)	Represents less than 1% of the common shares outstanding.
(3)	This amount includes (i) 20,000 shares held in the name of the Phillips Gardill Kaiser Altmeyer Profit-Sharing Plan, fbo Mr. Kaiser, Jr. and (ii) 105,000 shares held in the name of the Charles J. Kaiser, Jr. IRA.
(4)	This amount includes 36,500 shares held in the name of the Dana J. Lewis IRA.
(5)	These shares are held in the name of Terrence A. Lee and Cathy C. Lee as joint tenants.
(6)	These shares are held in the name of the James R. Miller IRA.
(7)	This amount includes 83,700 shares held in the name of the Charles A. Wilson, Jr. IRA.
(8)	This amount includes (i) 14,250 shares held in the name of Thomas P. Olszowy and Diana L. Olszowy as joint tenants and (ii) 35,750 shares held in the name of the Thomas P. Olszowy SEP IRA.
(9)	These shares are held in the name of the Keith A. Sommer SEP IRA.

Each of the selling shareholders (with the exception of Mrs. Goodman and Mrs. Mull, who are the spouses of Mr. Goodman and Mr. Mull) serves, or served within the past three years, as a director of Belmont. Mr. Mull resigned from our board in November of 2002, Mr. Lewis resigned from our board in April of 2002 and Mrs. Haning resigned from our board in September of 2001. The terms of both Mssrs. Kaiser and Olszowy expired on May 20, 2002.

Information concerning the selling shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

Plan of Distribution

We are registering all of our common shares offered by this prospectus on behalf of the selling shareholders. As used in this prospectus, unless the context otherwise requires, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

The common shares may be sold from time to time to purchasers:

•	directly by the selling shareholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or purchasers of the common shares.

Each selling shareholder reserves the right to accept and, together with its agents from time to time, reject, in whole or in part any proposed purchase of the common shares to be made directly or through agents.

The common shares may be sold from time to time on any stock exchange or automated interdealer quotation system on which such common shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

The selling shareholders may sell the common shares by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	closing out of short sales;

•	satisfying delivery obligations relating to the writing of options on the common shares, whether or not the options are listed on an options exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the common shares at a stipulated price per share. If the broker-dealer is unable to sell the common shares as agent for a selling shareholder, it may purchase as principal any unsold common shares at the stipulated price. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common shares in the course of hedging the positions they assume with that selling shareholder, including without limitation, in connection with distributions of the common shares by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the common shares offered under this prospectus to the broker-dealers, who may then resell or otherwise transfer those common shares. A selling shareholder may also loan or pledge the common shares offered under this prospectus to a broker-dealer and the broker-dealer may sell common shares offered under this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common shares offered under this prospectus.

The selling shareholders and any broker-dealers or agents who participate in the distribution of the common shares offered under this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. As a result, any profits on the sale of the common shares by selling shareholders and any discounts, commissions or concessions received by any participating broker-dealers or agents might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Selling shareholders who are deemed to be underwriters may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934. Selling shareholders who are deemed to be underwriters will also be subject to the prospectus delivery requirements of the Securities Act of 1933.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common shares offered under this prospectus. Selling shareholders may decide not to sell any of the common shares offered under this prospectus, or they might decide to transfer the common shares by other means not described in this prospectus. Additionally, selling shareholders may resell all or a portion of their common shares in open market transactions pursuant to Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus, so long as they meet the applicable criteria and conform to the requirements of that rule.

The selling shareholders and any other person participating in a distribution of the common shares offered under this prospectus will be subject to the Securities Exchange Act of 1934. The rules under the Securities Exchange Act of 1934 include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common shares by the selling shareholders and any other person. Additionally, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the common shares as well as the ability of any person or entity to engage in market-making activities with respect to the common shares.

When we are notified that a selling shareholder has entered into an arrangement with an underwriter, broker-dealer or agent for the sale of the common shares, we will file, if required, a supplement to this prospectus disclosing:

•	the name of the selling shareholder;

•	the name of any participating underwriters, broker-dealers or agents;

•	the number of common shares being offered;

•	the price at which the common shares are being offered;

•	any discounts, commissions, concessions or other items constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	that any participating broker-dealers did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

•	other material terms of the offering.

In addition, upon our being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 common shares, a supplement to this prospectus will be filed.

In order to comply with the securities laws of some states, if applicable, the common shares offered under this prospectus may be sold in these jurisdictions only through registered or licensed brokers-dealers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common shares under this prospectus, including registration and filing fees, printing expenses, and fees and disbursements of our counsel and accountants and experts used by us. If the common shares are sold through underwriters, broker-dealers or agents, the selling shareholders will be responsible for underwriting discounts and commissions.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. Each selling shareholder has agreed not to trade common shares from the time the selling shareholder receives notice from us of this type of event until the selling shareholder receives from us a prospectus supplement or amended prospectus.

We have agreed with the selling shareholders to use reasonable efforts to keep the registration statement effective until, and therefore this offering will terminate on, the earlier of:

•	the date on which all common shares offered under this prospectus have been sold pursuant to this prospectus; or

•	the date on which all the shares of common stock offered hereby are sold or are eligible to be sold without volume or other restriction pursuant to Rule 144 under the Securities Act of 1933

Legal Matters

The validity of the common shares offered under this prospectus will be passed upon for us by Schottenstein, Zox & Dunn Co., L.P.A., Columbus, Ohio.

Experts

Crowe Chizek and Company LLC, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Crowe, Chizek’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. The Exchange Act file number for our SEC filings is 0-12724. You may read and copy any of our periodic reports, proxy statements and other information filed with the SEC at the SEC’s public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the

SEC. Please call the SEC for information regarding the public reference room at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

We have filed a registration statement on Form S-3 relating to the common shares to be sold by the selling shareholders. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to that registration statement. For further information, you should refer to the registration statement.

Documents Incorporated by Reference

We are “incorporating” certain documents into this prospectus by reference, which means that we are disclosing important information to you by referring to documents that contain such information. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC, as well as any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the common shares:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

•	Our Current Report on Form 8-K filed with the SEC on April 24, 2003; and

•	The description of our common stock contained in the registration statement on Form S-2 filed with the SEC on November 16, 1999 (Registration No. 333-91035).

We will provide a copy of any of the above documents (including any exhibits that are specifically incorporated by reference in them), at no cost, to any person who receives this prospectus. You may request a copy of these documents by writing or telephoning us at the following:

Belmont Bancorp.

325 Main Street

Bridgeport, Ohio 43912

Attention: Jane R. Marsh (740) 695-3323

You may also request a copy of these documents by sending an email to Jane R. Marsh, our Chief Financial Officer, at jmarsh@belmontbank.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated (except for the Securities and Exchange Commission registration fee) fees and expenses payable by the Registrant in connection with the sale by the selling shareholders of the common shares being registered:

SEC Registration Fee	$289.00
Legal fees and expenses	$5,000.00
Accountants’ fees and expenses	$1,200.00
Miscellaneous Expenses	$1,000.00

Total	$7,489.00

All expenses, other than the SEC registration fee, are estimated. We have agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the common shares being offered by the selling shareholders.

Item 15. Indemnification of Directors and Officers.

The Ohio General Corporation Law (“OGCL”) provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation’s best interest or was not opposed to the corporation’s best interest, or with respect to a criminal action, if he had no reason to believe his conduct was unlawful.

The OGCL further provides that a corporation shall indemnify an individual who was successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding.

The OGCL also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent.

Article V of the Bylaws of the Registrant provides that the Registrant shall indemnify a director or officer of the Registrant to the extent permitted by the OGCL as follows:

“V. Indemnification of Directors and Officers

Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all cost and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, to the extent and under the terms and conditions provided in the General Corporation Law of Ohio Revised Code, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.”

The Registrant will maintain a directors’ and officers’ liability insurance policy for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

Item 16. Exhibits.

Exhibit Number	Description

3.1	Charter (1)

3.2	Charter Amendment regarding Series A Preferred Stock (2)

3.3	Bylaws as currently in effect (1)

5.1	Opinion of Schottenstein, Zox & Dunn Co., L.P.A. as to the legality of the common shares being registered (3)

23.1	Consent of Crowe, Chizek and Company LLP (3)

23.2	Consent of Schottenstein, Zox & Dunn Co., L.P.A. (4)

24.1	Powers of Attorney (5)

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-2 filed with the Securities and Exchange Commission (Registration No. 333-91035) on November 16, 1999 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-2 filed with the Securities and Exchange Commission (Registration No. 333-91035) on February 3, 2000 and incorporated herein by reference.
(3)	Filed herewith.
(4)	Included in Exhibit 5.1.
(5)	Contained on signature page.

Item 17. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Clairsville, State of Ohio, on June 16, 2003.

BELMONT BANCORP.

By:	/s/ Wilbur R. Roat
Wilbur R. Roat, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Wilbur R. Roat Wilbur R. Roat	President, CEO and Director	June 16, 2003

/s/ David B. Kelley David B. Kelley	Senior Vice President and Director	June 16, 2003

/s/ Jane R. Marsh Jane R. Marsh	Secretary and Chief Financial Officer	June 16, 2003

/s/ Jay A. Beck Jay A. Beck	Director	June 16, 2003

/s/ David R. Giffin David R. Giffin	Chairman of the Board and Director	June 16, 2003

/s/ John H. Goodman, II John H. Goodman, II	Director	June 16, 2003

/s/ Terrence A. Lee Terrence A. Lee	Director	June 16, 2003

/s/ James R. Miller James R. Miller	Director	June 16, 2003

/s/ Tillio P. Petrozzi Tillio P. Petrozzi	Director	June 16, 2003

/s/ Brian L. Schambach Brian L. Schambach	Director	June 16, 2003

/s/ Keith A. Sommer Keith A. Sommer	Director	June 16, 2003

/s/ Charles A. Wilson, Jr. Charles A. Wilson, Jr.	Director	June 16, 2003

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur R. Roat and Jane R. Marsh and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

/s/ David B. Kelley David B. Kelley	Senior Vice President and Director	June 16, 2003

/s/ Jay A. Beck Jay A. Beck	Director	June 16, 2003

/s/ David R. Giffin David R. Giffin	Chairman of the Board and Director	June 16, 2003

/s/ John H. Goodman, II	Director	June 16, 2003

/s/ Terrence A. Lee Terrence A. Lee	Director	June 16, 2003

/s/ James R. Miller James R. Miller	Director	June 16, 2003

/s/ Tillio P. Petrozzi Tillio P. Petrozzi	Director	June 16, 2003

/s/ Brian L. Schambach Brian L. Schambach	Director	June 16, 2003

/s/ Keith A. Sommer Keith A. Sommer	Director	June 16, 2003

/s/ Charles A. Wilson, Jr. Charles A. Wilson, Jr.	Director	June 16, 2003

INDEX OF EXHIBITS

Exhibit Number	Description

3.1	Charter (1)

3.2	Charter Amendment regarding Series A Preferred Stock (2)

3.3	Bylaws as currently in effect (1)

5.1	Opinion of Schottenstein, Zox & Dunn Co., L.P.A. as to the legality of the common shares being registered (3)

23.1	Consent of Crowe Chizek and Company LLC (3)

23.2	Consent of Schottenstein, Zox & Dunn Co., L.P.A. (4)

24.1	Powers of Attorney (5)

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-2 filed with the Securities and Exchange Commission (Registration No. 333-91035) on November 16, 1999 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-2 filed with the Securities and Exchange Commission (Registration No. 333-91035) on February 3, 2000 and incorporated herein by reference.
(3)	Filed herewith.
(4)	Included in Exhibit 5.1.
(5)	Contained on signature page.